EXHIBIT 99.1

Dynacq Healthcare Announces Appointment of Independent Auditor, New Director, NASDAQ Staff Determination and Hearing

HOUSTON—(BUSINESS WIRE)—January 21, 2004—Dynacq Healthcare, Inc. (NASDAQ NM: DYIIE) (the “Company”) announced that on January 19, 2004, the Audit Committee of the Board of Directors of the Company engaged Killman, Murrell & Company, P.C. (“KMC”) as the Company’s new independent accountant for the fiscal year ended August 31, 2003. During the two most recent fiscal years ended August 31, 2002 and August 31, 2003 and the subsequent interim period prior to the Company’s engagement of KMC, the Company did not consult with KMC regarding the application of accounting principles to a specific transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or the advice of the Company’s former independent accountant that the Company lacks internal controls necessary to develop reliable financial statements.

Dynacq also announced the election of James G. Gerace as a new independent Director and a member of the Company’s Audit Committee. Mr. Gerace, a graduate of Texas A&M University, is a Certified Public Accountant and mediator with more than thirty years of professional experience at public accounting firms, performing audits, tax planning and related services. He has served on the board of directors of several banks and savings and loan associations.

A hearing has been scheduled for February 5, 2004 before a Nasdaq Listing Qualifications Panel to review the recent Nasdaq Staff Determination to delist the Company’s Common Stock for failure to comply with certain NASD Marketplace Rules. The Company requested the hearing in response to a December 2003 Staff Determination that the Company’s securities are subject to delisting from the Nasdaq National Market for failure to comply with the filing requirements for continued listing set forth in NASD Marketplace Rule 4310(c)(14), due to the Company’s failure to file an Annual Report on Form 10-K for the fiscal year ended August 31, 2003. On January 15, 2004, the Company received notice of an additional Staff Determination that due to the Company’s failure to timely file periodic reports, as well as public interest concerns based on the apparent lack of internal controls, the Company no longer qualifies for inclusion in the Nasdaq Stock Market under Nasdaq Marketplace Rules 4300 and 4330(a)(3), which provide broad discretionary authority to deny continued listing of securities in order to maintain the quality of, and the public’s confidence in, the Nasdaq Stock Market. There is no assurance that the Panel will grant the Company’s request for continued listing of its Common Stock.

Due to the pending review by the SEC Division of Corporation Finance of the Company’s periodic filings and the resignation and replacement of the Company’s former independent accountant, the Company postponed the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2003. The Company intends to file its Annual Report on Form 10-K for the fiscal year ended August 31, 2003, as well as its Form 10-Q for the first fiscal quarter of 2004, as soon as practicable after the SEC completes its review of the Company’s periodic reports and the new independent auditor completes the audit of the Company’s financial statements for the fiscal year ended August 31, 2003 and its review of the unaudited financial statements for the three months ended November 30, 2003.

Statements in this press release concerning the beliefs, expectations, intentions, future events, future performance, and business prospects may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on a number of risks and uncertainties. If any of these risks and uncertainties materialize, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include, without limitation, the inability to comply or secure waivers of compliance with covenants in our credit facilities, the delisting of our securities from the Nasdaq National Market, adverse effects of litigation or regulatory actions arising in connection with pending inquiries, the protraction of the new audit firm’s review and audit of the Company’s financial statements, and our dependence upon completion of required audits and favorable regulatory determinations for availability of financing options and other transactions.

Source: Dynacq Healthcare, Inc.